Exhibit 23.12

ARTHUR C. BLISS, JR. Accredited Rural Appraiser 455 E. La Loma Avenue, Somis, CA 93066 (805) 485-1579 (phone & fax) artbliss@dishmail.net

December 22, 2014

Board of Directors

American Farmland Company

10 East 53rd Street

New York, NY 10543

Members of the Board:

I hereby consent to the use of my name (including under the heading “Experts”) in a Registration Statement on Form S-11, and amendments thereto, filed or to be filed by American Farmland Company with the U.S. Securities and Exchange Commission (the “Registration Statement’’).  Additionally, I consent to the summary of, and reference to, any appraisal reports produced by me Arthur C. Bliss, Jr., Accredited Rural Appraiser for properties purchased by American Farmland Company in such filings and amendments, including the prospectus of American Farmland Company contained therein.  I consent to the reference to any updated appraisal information I provide on these properties.  I further consent to the filing of this letter as an exhibit to the Registration Statement.

Sincerely,

/s/ Arthur C. Bliss, Jr.
Arthur C. Bliss, Jr.
Accredited Rural Appraiser